EXHIBIT 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

Overview

On December 31, 2025 (the “Closing Date”), ONAR, LLC (the “Seller”), a subsidiary of ONAR Holding Corporation (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with VMED Consulting, Inc. (the “Buyer”) effective as of December 30, 2025, pursuant to which the Seller agreed to sell, and Buyer agreed to purchase, substantially all of the assets of VMED Services, LLC, a subsidiary of the Company (the “Purchased Assets”), for aggregate consideration of $1,500,000 in the form of a promissory note made in favor of the Seller by the Buyer (the “Promissory Note”), subject to the terms and conditions set forth in the Asset Purchase Agreement (such sale, the “VMED Services Sale”).

The Promissory Note shall be payable in monthly installments of $5,000 commencing on January 1, 2026, and continuing through December 30, 2031 (the “Maturity Date”) at which time a final balloon payment of the remaining unpaid principal and accrued interest shall be due and payable in full. The Promissory Note is fully guaranteed by Michael Steven, President of VMED Consulting, Inc., in his individual capacity.

The VMED Services Sale does not meet the criteria requiring the presentation of the VMED Services, LLC Business as a discontinued operation in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and is considered a disposition of a significant business under Item 2.01 of Form 8-K. To facilitate the VMED Services Sale, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed consolidated financial information is prepared based upon available information and does not include all of the information and note disclosures required by U.S. GAAP. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 has been prepared giving effect to the VMED Services Sale as if it had occurred on September 30, 2025, the end of the most recent period for which a balance sheet is required. The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024, and nine months ended September 30, 2025 give effect to the VMED Services Sale as if it had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated financial information is provided for illustrative informational purposes only and has been derived from the historical consolidated financial statements of the Company and is presented based on available information and certain assumptions that the Company believes are reasonable and that are described in the accompanying notes. Differences between these preliminary estimates and the final divestiture accounting may arise, and these differences could have a material effect on the unaudited pro forma condensed consolidated financial information and the Company’s future results of operations and financial position. The unaudited pro forma condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the VMED Services Sale been completed as of the dates indicated or that may be achieved in the future.

The accompanying unaudited pro forma condensed consolidated financial statements should be read together with:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;
•

The Company’s historical condensed consolidated financial statements and the accompanying notes included in the Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025; and

•

The Company’s audited historical consolidated financial statements and the accompanying notes included in the Annual Report on Form 10-K/A as of and for the fiscal year ended December 31, 2024, filed with the SEC on May 5, 2025 and the Company’s audited historical consolidated financial statements and the accompanying notes included in the Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2024, filed with the SEC on April 15, 2025.

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ONAR HOLDING CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2025

	September 30,	September 30,
	2025	2025
	(Historical)	(Pro Forma)
ASSETS

Current assets:
Cash	$284,881	$274,840
Accounts receivable, net	220,145	197,116
Investments in equity securities	-	-
Investments in equity securities, related party	41,061	41,061
Prepaid expenses and other current assets	79,127	81,914
Total current assets	625,214	594,931

Other assets:
Property and equipment	86,069	86,069
Intangible assets, net	267,863	267,863
Goodwill	2,651,883	2,651,883
Advances to related party	110,419	110,847
Employee loan receivable, net	164,022	164,022
Advance to affiliated entity	400,700	270,700
Right of use asset	4,666	4,666
Total other assets	3,685,622	3,556,050

Total assets	$4,310,836	$4,150,981

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$1,004,686	$969,585
Accrued expenses and other liabilities	2,001,677	1,991,677
Lines of credit	-	-
Deferred revenue	590,486	590,486
Contract liabilities	81,260	81,260
Accrued expenses and advances, related party	-	-
Lease liability	4,762	4,762
Notes payable	2,194,657	2,194,657
Notes payable, related party, net of discounts	1,009,062	1,009,062
Convertible notes payable, net of discounts	2,092,627	2,092,627
Total current liabilities and total liabilities	8,979,217	8,934,116

Commitments and contingencies (Note 6)

Stockholders’ Deficit:
Preferred stock, 5,000,000 shares authorized, $0.001 par value, 0 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Preferred stock Series A, 1,000 shares authorized, $0.001 par value, 1,000 and 1,000 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Preferred stock Series B, 10,000 shares authorized, $0.001 par value, 3,065 and 3,125 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	3	3
Preferred stock Series C, 6,570 shares authorized, $0.001 par value, 6,570 and 6,570 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	7	7
Preferred stock, Series D, 100 shares authorized, $0.001 par value, 0 and 100 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Preferred stock Series E, 6,000 shares authorized, $0.001 par value, 660 and 0 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Common stock 1,000,000,000 shares authorized, $0.001 par value., 128,762,167 and 112,380,049 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	128,763	128,763
Additional paid-in capital	4,175,335	4,424,908
Accumulated deficit	(8,972,490)	(9,336,817)
Total stockholders’ deficit	(4,668,381)	(4,783,135)

Total liabilities and stockholders’ deficit	$4,310,836	$4,150,981

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ONAR HOLDING CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2025

	Nine Months Ended September 30,
	2025	Pro Forma

Revenue (including approximately $-0-, $248,000, $-0- and $470,000 of related party revenue, respectively, Note 4)	$2,700,340	$2,309,980
Cost of revenues	2,531,743	2,531,743
Gross profit	168,597	(221,763)

Operating expenses:
General and administrative	2,970,268	2,970,268
Depreciation and amortization	237,188	237,188
Total operating expenses	3,207,456	3,034,853

Loss from operations	(3,038,859)	(3,256,616)

Other (income) expense:
Interest expense	828,803	828,803
Transaction costs for merger	-	-
Other expense (income)	(24,321)	(24,321)
Change in fair value of investments	448,139	448,139
Total other expense	1,252,621	1,033,048

Provision for income tax	-	-

Net loss	$(4,291,480)	$(4,289,664)

Net loss per share-basic and diluted	$(0.03)	$(0.03)

Weighted average common shares outstanding	122,996,729	122,996,729

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ONAR HOLDING CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2024

	2024	Pro Forma

Revenue (including $81,955 and $606,000 of related party revenue, respectively, Note 5)	$2,573,386	$2,093,217
Cost of revenues	2,613,942	2,613,942
Gross profit (loss)	(40,556)	(520,725)

Operating expenses:
General and administrative	1,354,527	1,152,363
Depreciation and amortization	585,109	460,109
Total operating expenses	1,939,636	1,612,472

Loss from operations	(1,980,192)	(2,133,197)

Other (income) expense:
Interest expense	436,861	381,241
Transaction costs for merger	461,115	455,615
Other (income) expense	19,498	19,498
Change in fair value of investments	(178,381)	(178,381)
Loss on extinguishment of notes payable	363,871	363,871
Total other(income)expense	1,102,964	1,041,844

Provision for income tax	-	-

Net loss	$(3,083,156)	$(3,175,041)

Net loss per share - basic and diluted	$(0.15)	$(0.16)

Weighted average common shares outstanding	20,181,605	20,181,605

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Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of the Securities and Exchange Commission (the “SEC”) Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon and derived from information and assumptions available at the time of filing the Current Report on Form 8-K to which these financial statements and related notes are attached as an exhibit.

The unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with U.S. GAAP, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for certain transaction accounting adjustments. The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the VMED Services Sale.

The unaudited pro forma condensed consolidated financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the financial position or statements of operations results would have actually been had the VMED Services Sale occurred on the dates indicated. In addition, these unaudited pro forma consolidated financial statements should not be considered to be indicative of our future consolidated financial performance and statement of operations results.

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